Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-167887, 333-134630, 333-115841, and 333-85900) of Harvest Natural Resources, Inc. of our report dated March 17, 2014 with respect to the consolidated financial statements of Harvest Natural Resources, Inc. and subsidiaries as of December 31, 2013 and for the year then ended which appear in its proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2014.

/s/ UHY LLP

Houston, Texas

April 8, 2014